As of 5/1/2019

Subsidiaries of Cinedigm Corp. (the "Company")

1.	Access Digital Media, Inc., a Delaware corporation and a wholly-owned subsidiary of Cinedigm DC Holdings, LLC.

2.	ADM Cinema Corporation d/b/a the Pavilion Theatre, a Delaware corporation and a wholly-owned subsidiary of the Company.

3.	Christie/AIX, Inc., a Delaware corporation and a wholly-owned subsidiary of Access Digital Media, Inc.

4.	Vistachiara Productions Inc., d/b/a The Bigger Picture, a Delaware corporation and a wholly-owned subsidiary of the Company.

5.	Access Digital Cinema Phase 2, Corp., a Delaware corporation and a wholly-owned subsidiary of the Company.

6.	Vistachiara Entertainment, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.

7.	Access Digital Cinema Phase 2 B/AIX Corp., a Delaware corporation and a wholly-owned subsidiary of Access Digital Cinema Phase 2 Corp.

8.	Cinedigm Digital Funding 1, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Christie/AIX, Inc.

9.	CDF2 Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Access Digital Cinema Phase 2 Corp.

10.	Cinedigm Digital Funding 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of CDF2 Holdings, LLC.

11.	Cinedigm Entertainment Corp., a New York corporation and a wholly-owned subsidiary of the Company.

12.	Cinedigm Digital Cinema Australia Pty Ltd, an Australian proprietary company and a wholly-owned subsidiary of the Company.

13.	Cinedigm DC Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company.

14.	Cinedigm Entertainment Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company.

15.	Cinedigm Home Entertainment, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm Entertainment Holdings, LLC.

16.	Con TV, LLC, a Delaware limited liability company and an 85% owned subsidiary of Cinedigm Entertainment Corp.

17.	Docurama, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm OTT Holdings, LLC.

18.	Dove Family Channel, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm OTT Holdings, LLC.

19.	Cinedigm OTT Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm Entertainment Corp.

20.	Cinedigm Productions, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm Entertainment Corp.

21.	Comic Blitz II LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm OTT Holdings, LLC.

22.	Viewster, LLC, , a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm OTT Holdings, LLC.

23.	C&F Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.

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